MERRILL LYNCH SERIES FUND, INC.

GLOBAL ALLOCATION STRATEGY

SERIES # 9

FILE # 811-3091

ATTACHMENT 77O

TRADE DATE	DESCRIPTION OF SECURITY	AMOUNT PURCHASED	ISSUE SIZE	LIST OF UNDERWRITERS
9/24/2004	Petro-Canada	3,400	49,390,000

CIBC World Markets Inc

Merrill Lynch

RBC Dominion Securities Inc

BMO Nesbitt Burns Inc

National Bank Financial Inc

Scotia Capital Inc

TD Securities Inc

Goldman, Sachs & Co

UBS Securities Canada Inc

Canaccord Capital Corporation

FirstEnergy Capital Corp

GMP Securities Ltd

Peters & Co. Limited

Citigroup Global Markets Inc

Credit Suisse First Boston LLC

Beacon Securities Lum

Casgrain & Company Limited

Dundee Securities Corporation

First Associates Investments Inc

Orion Securities Inc

Raymond James Ltd

Tristone Capital Inc

9/29/2004	McMoran Exploration	125,000	75,000,000	Merrill Lynch J.P. Morgan Securities, Inc. Jeffries & Company, Inc. Hibernia Southcoast Capital, Inc. Sterne, Agee & Leach, Inc.
12/17/2004	Macquarie Infrastructure Co	9,300	21,400,000

Merrill Lynch

Citigroip Global Markets Inc.

Jefferies & Company, Inc.

Legg Mason Wood Walker, Incorporated

Macquarie Securities (USA) Inc.

RBC Capital Markets Corporation

Raymond James & Associates, Inc.